POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Angelique Okeke, Edward C. Werner, Aaron Smith, Lisa Dilek, and Melissa Hutcheon, signing singly, as the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of F5, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the "Exchange Act"), Passphrase Update and Form ID to obtain Electronic Data Gathering and Retrieval ("EDGAR") codes and related documentation for use in filing Forms 3, 4 and 5;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, Passphrase Update or Form ID, complete and execute any amendment or amendments thereto, and timely file such forms with the United States Securities and Exchange Commission ("SEC") and any stock exchange or similar authority;

(3) specifically, and only with respect to EDGAR NEXT enrollment and annual maintenance, the undersigned hereby authorizes Susan Tookey, and other employees of Perkins Coie LLP as may be required, to act as Account Administrators on the undersigned's behalf, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned's EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion; and

(5) seek or obtain, as the undersigned's attorney-in-fact and on the undersigned's behalf, information regarding transactions in the Company's securities from any third party, including brokers, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in connection with the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act. Additionally, although pursuant to this Power of Attorney the Company will use commercially reasonable best efforts to timely and accurately file Section 16 reports on behalf of the undersigned, the Company does not represent or warrant that it will be able to in all cases timely and accurately file Section 16 reports on behalf of the undersigned due to various factors, including, but not limited to, the shorter deadlines mandated by the Sarbanes-Oxley Act of 2002, possible time zone differences between the Company and the undersigned and the Company's need to rely on others for information, including the undersigned and brokers of the undersigned.

IN WITNESS WHEREOF, the undersigned had caused this Power of Attorney to be executed as of this 10 day of June, 2026.

By: [signature]

Gavin Munroe

NOTARIZATION

State of CA

County of Ventura

This Power of Attorney was acknowledged before me on [DATE] ____________________ by [NAME] ____________________.

Notary Signature

[Notary Seal]

(See attached notarization)

CALIFORNIA ALL- PURPOSE CERTIFICATE OF ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of CALIFORNIA }

County of VENTURA }

On June 10, 2026 before me, MATTHEW JAMES NEMETHY(NOTARY PUBLIC),
(Here insert name and title of the officer)

personally appeared Gavin Munroe,
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public Signature

(Notary Public Seal)

MATTHEW JAMES NEMETHY
Notary Public - California
Ventura County
Commission # 2457599
My Comm. Expires Aug 5, 2027

ADDITIONAL OPTIONAL INFORMATION

DESCRIPTION OF THE ATTACHED DOCUMENT

Power of Attorney
(Title or description of attached document)

(Title or description of attached document continued)

Number of Pages 2 Document Date ________

CAPACITY CLAIMED BY THE SIGNER

- ☐ Individual (s)
- ☐ Corporate Officer

  ________ (Title)
- ☐ Partner(s)
- ☐ Attorney-in-Fact
- ☐ Trustee(s)
- ☐ Other ________

INSTRUCTIONS FOR COMPLETING THIS FORM

This form complies with current California statutes regarding notary wording and, if needed, should be completed and attached to the document. Acknowledgments from other states may be completed for documents being sent to that state so long as the wording does not require the California notary to violate California notary law.

- ⊠ State and County information must be the State and County where the document signer(s) personally appeared before the notary public for acknowledgment.
- ⊠ Date of notarization must be the date that the signer(s) personally appeared which must also be the same date the acknowledgment is completed.
- ⊠ The notary public must print his or her name as it appears within his or her commission followed by a comma and then your title (notary public).
- ⊠ Print the name(s) of document signer(s) who personally appear at the time of notarization.
- ⊠ Indicate the correct singular or plural forms by crossing off incorrect forms (i.e. ~~he~~/she/~~they,~~ is /~~are~~) or circling the correct forms. Failure to correctly indicate this information may lead to rejection of document recording.
- ⊠ The notary seal impression must be clear and photographically reproducible. Impression must not cover text or lines. If seal impression smudges, re-seal if a sufficient area permits, otherwise complete a different acknowledgment form.
- ⊠ Signature of the notary public must match the signature on file with the office of the county clerk.
  - ⊠ Additional information is not required but could help to ensure this acknowledgment is not misused or attached to a different document.
  - ⊠ Indicate title or type of attached document, number of pages and date.
  - ⊠ Indicate the capacity claimed by the signer. If the claimed capacity is a corporate officer, indicate the title (i.e. CEO, CFO, Secretary).
- ⊠ Securely attach this document to the signed document with a staple.